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                                                                 EXHIBIT 23.1(d)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement of CFS Bancorp, Inc. on Form S-8 (file Number 333-62053) of our report dated June 13, 2005, of our audit on the financial statements of Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust for the year ended December 31, 2004, which report is included in its Annual Report on Form 11-K.


(BKD, LLP SIGNATURE)

/ s / BKD, LLP

Indianapolis, Indiana
August 1, 2005